UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2011

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer; Appointment of Executive Officer.

On March 24, 2011, Rod Erin, Vice President, RFA, Non-Volatile Memory and Aerospace business of Atmel Corporation (the “Company”) announced his intention to retire from the Company in mid-2011 and his resignation as an executive officer of the Company, effective immediately.  Mr. Erin expects to remain a non-executive employee of the Company until his retirement.

Robert Valiton, Vice President of Sales for Americas, EMEA and Global Sales Operations of the Company, has been promoted, effective March 24, 2011, to the position of Senior Vice President, General Manager and will assume responsibility for the RFA, Non-Volatile Memory and Aerospace business previously overseen by Mr. Erin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: March 25, 2011	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer